SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   FORM 8-K/A

                                (Amendment No. 1)

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 29, 2000





                                   CREE, INC.
             (Exact name of registrant as specified in its charter)


North Carolina                     34-21154                           56-1572719
(State or other              (Commission File No.)               I.R.S. Employer
jurisdiction                                               Identification Number
of incorporation)



                               4600 Silicon Drive
                          Durham, North Carolina 27703
                    (Address of principal executive offices)



                                 (919) 313-5300
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)

Item 7 is hereby amended and restated as follows:

Item 7.  Financial Statements and Exhibits

         (a) Financial statements of businesses acquired.


                        Report of Independent Accountants



To the Board of Directors
of Spectrian Corporation

In our opinion, the accompanying balance sheet and the related statement of operations, stockholder's net investment and cash flow present fairly, in all material respects, the financial position of UltraRF, a division of Spectrian Corporation, at March 31, 2000, and the results of its operations and its cash flows for the year ended March 31, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of UltraRF's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

UltraRF is a division of Spectrian Corporation and as disclosed in the financial
statements  has  extensive   transactions  and   relationships   with  Spectrian
Corporation.


/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
December 12, 2000
except for Note 11, which is as of
December 29, 2000

UltraRF (a division of Spectrian Corporation)
Balance Sheet
(In thousands)

                                                                       March 31,
                                                                         2000
                                                                       ---------
Assets

Current assets:
         Accounts receivable, net                                      $    406
         Inventories                                                      8,331
         Prepaid expenses and other current assets                          192
                                                                       ---------
                  Total current assets                                    8,929

Property and equipment, net                                               6,176
Deferred tax assets                                                         484
                                                                       ---------
                  Total assets                                         $ 15,589
                                                                       =========

Liabilities and Stockholder's Net Investment

Current liabilities:
         Accounts payable                                              $  1,673
         Accrued liabilities                                              1,000
         Capital lease obligations, current                                  63
                                                                       ---------
                  Total current liabilities                               2,736

Capital lease obligations, long-term                                        101
                                                                       ---------
                  Total long-term liabilities                             2,837
                                                                       ---------

Commitments (Note 6)

Stockholder's net investment                                             12,752
                                                                       ---------

         Total liabilities and stockholder's net investment            $ 15,589
                                                                       =========

                 The accompanying notes are an integral part of
                          these financial statements.

UltraRF (a division of Spectrian Corporation)
Statement of Operations
For the Year Ended March 31, 2000
(In thousands)

                                                                      Year Ended
                                                                       March 31,
                                                                         2000
                                                                      ----------

Revenues:

         Product sales                                                $     880
         Product sales to Spectrian Corporation                          27,485
                                                                      ----------
                  Total revenues                                         28,365
                                                                      ----------

Costs and expenses:

         Cost of product sales                                           15,848
         Research and development                                         4,491
         Selling, general and administrative                              3,454
                                                                      ----------
                  Total costs and operating expenses                     23,793
                                                                      ----------

Operating income                                                          4,572
Interest expense                                                             18
                                                                      ----------
Income before income taxes                                                4,554

Provision for income taxes                                                1,673
                                                                      ----------
Net Income                                                            $   2,881
                                                                      ==========





                 The accompanying notes are an integral part of
                          these financial statements.

UltraRF (a division of Spectrian Corporation)
Statement of Stockholder's Net Investment
For the Year Ended March 31, 2000
(In thousands)


                                                                 Stockholder's
                                                                      Net
                                                                   Investment
                                                                 -------------

Balance at March 31, 1999                                          $  10,994

Net income                                                             2,881

Net change in stockholder's investment                                (1,123)
                                                                 -------------
Balance at March 31, 2000                                          $  12,752
                                                                 =============

























                 The accompanying notes are an integral part of
                           these financial statements

UltraRF (a division of Spectrian Corporation)
Statement of Cash Flows
For the Year Ended March 31, 2000
(In thousands)

                                                                      Year Ended
                                                                       March 31,
                                                                         2000
                                                                      ----------

Cash flows from operating activities:
Net income                                                            $   2,881
Adjustments to reconcile net income to net cash
   provided by operating activities:
      Provisions for doubtful accounts and returns                          141
      Loss on disposal of property and equipment                              7
      Depreciation                                                        3,074
      Deferred income taxes                                                  75
      Changes in current assets and liabilities:
           Accounts receivable                                             (71)
           Inventories                                                  (3,413)
           Prepaid expenses                                                (15)
           Accounts payable                                               1,056
           Accrued liabilities                                               58
                                                                      ----------
               Net cash provided by operating activities                  3,793
                                                                      ----------

Cash flows from investing activities:
      Purchases of property and equipment                               (2,612)
                                                                      ----------
               Net cash used in investing activities                    (2,612)
                                                                      ----------

Cash flows from financing activities:
      Principal payments on capital lease obligations                      (58)
      Net reduction in stockholder's net investment                     (1,123)
                                                                      ----------
               Net cash used in financing activities                    (1,181)
                                                                      ----------

Net increase in cash and cash equivalents                                  -

Cash and cash equivalents at beginning of year                             -
                                                                      ----------
Cash and cash equivalents at end of year                              $    -
                                                                      ==========


                 The accompanying notes are an integral part of
                          these financial statements.

UltraRF (a division of Spectrian Corporation)

Notes to Financial Statements

1.  Overview and Basis of Presentation

In November 1999, Spectrian Corporation ("Spectrian") announced that its semiconductor division, UltraRF would begin to operate as an autonomous business unit. UltraRF is a developer, manufacturer and supplier of customizable and cost-effective RF power devices. These devices are a necessary component in the manufacture of wireless power amplifiers for mobile and fixed wireless infrastructure. UltraRF sold its products almost exclusively to the amplifier division of Spectrian.

The Business
UltraRF operates a wafer fabrication facility that utilizes bipolar and laterally diffused metal oxide semiconductor ("LDMOS") technologies. This facility is capable of processing metal oxide semiconductor ("MOS") devices with gold metallization. Using this fabrication facility, UltraRF produces high-power, high-performance LDMOS RF power semiconductors, which are one critical enabling component in the design and manufacture of second and third generation wireless infrastructure equipment. In addition to its own unique designs, UltraRF also produces functional equivalents to some devices provided by other manufacturers.

Basis of presentation
The carve-out financial statements include the assets, liabilities, operating results and cash flows of UltraRF and have been prepared using Spectrian's historical basis in the assets and liabilities and the historical results of operations of UltraRF. Changes in stockholder's net investment represent Spectrian's transfer of its net investment in UltraRF, after giving effect to the net earnings of UltraRF.

UltraRF has derived substantially all of its revenues from sales to Spectrian. Such revenues have been recorded at prices established by Spectrian management, which did not fluctuate during the period presented. Had UltraRF been an independent entity the prices for sale of its products to Spectrian may have been different.

The financial statements include certain allocations of specific Spectrian corporate expenses, including legal, accounting, real estate, insurance, information technology, human resources and other Spectrian corporate and infrastructure costs. The expense allocations have been determined on a basis that Spectrian and UltraRF considered to be a reasonable reflection of the utilization of services provided or the benefit received by UltraRF. However, the financial information included herein may not reflect the financial position, operating results, changes in stockholder net investment and cash flows of UltraRF in the future or what they would have been had UltraRF been a separate, stand-alone entity during the period presented.

2.  Summary of Significant Accounting Policies

Use of estimates
The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition
Revenue from product sales is recognized at the time the product is shipped.

Cash and cash equivalents
Historically, Spectrian has managed cash and cash equivalents on a centralized basis. Cash receipts associated with UltraRF's business have been received directly by Spectrian and Spectrian has funded UltraRF's disbursements.

Fair value of financial instruments
For certain of UltraRF's financial instruments, including accounts receivable and accounts payable, the carrying amounts approximate fair market value due to their short maturities.

Concentration of credit risk
Financial instruments that potentially subject UltraRF to a concentration of credit risk consist of accounts receivable. Management believes that the risks associated with these financial instruments are minimal. UltraRF's accounts receivable is derived from revenue earned from customers located in the United States. UltraRF performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. When required, an allowance for potential credit losses is maintained and such losses have historically been within management's expectations.

Sales to Spectrian accounted for 97% of total revenue in the year ended March 31, 2000.

Inventory
Inventories are stated at the lower of first-in, first-out cost or market. UltraRF periodically reviews inventory for potential slow moving and obsolete items and writes down specific items to net realizable value as appropriate. Inventory carrying amounts and net realizable value could have varied if UltraRF were a stand alone company due to a variety of reasons, including bargaining power, lower economies of scale, reduced demand, poorer cash management, difficulties in forecasting or predicting demand or to sell finished products.

Property and equipment
Property and equipment are stated at cost. Additions, improvements and major renewals are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three to five years. Assets recorded under capital leases and leasehold improvements are amortized on a straight-line basis over the shorter of the lease terms or the estimated useful lives of the respective assets.

Long-lived assets
UltraRF evaluates the recoverability of its long-lived assets in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"). SFAS 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets. UltraRF currently has no significant impaired assets.

Income taxes UltraRF's operating results historically have been included in Spectrian's U.S. and state income tax returns. The provision for income taxes in UltraRF's financial statements has been determined on a separate return basis. Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax basis of assets and liabilities and their reported amounts.

Stock-based compensation
UltraRF accounts for stock-based compensation in accordance with Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to
Employees," and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, compensation expense is recognized based on the difference, if any, on the measurement date between the fair value of a company's common stock and the amount an employee must pay to acquire the common stock. The compensation expense is recognized over the periods the employee performs the related services, generally the vesting period of four years. UltraRF's employees have options to purchase common stock of Spectrian. Spectrian's policy is to grant options with an exercise price equal to the quoted market price of Spectrian's common stock on the grant date. Accordingly, no compensation cost has been recognized in UltraRF's Statement of Operations.

UltraRF accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 and as defined by Emerging Issues Task Force ("EITF") No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services," which requires that such equity instruments are recorded at their fair value on the measurement date, which is typically the date of grant. UltraRF has provided additional pro forma disclosures as required under SFAS No. 123.

Comprehensive earnings
UltraRF has no material components of other comprehensive earnings and, accordingly, comprehensive earnings are the same as net earnings for the period presented.

Recent accounting pronouncements
In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for derivative instruments and for hedging activities and requires recognition of all derivatives as assets or liabilities and measurements of those instruments at fair value. In June 1999, the Financial Accounting Standards Board issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133," which deferred the required date of adoption of SFAS No. 133 for one year, to fiscal years beginning after June 15, 2000. In June 2000, the FASB issued Statement of Financial Accounting Standards No. 138, an amendment to SFAS 133, which addresses a limited number of issues causing implementation difficulties for numerous entities that apply SFAS 133. UltraRF will adopt this statement in its first quarter of fiscal 2002, the adoption of SFAS 133 will not have a material impact on UltraRF's operations or financial position.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements" ("SAB 101") as amended by SAB 101A and 101B. SAB 101 summarizes certain of the staff's views in applying generally accepted accounting principles to revenue recognition in financial statements. Adoption of SAB 101 is required by the fourth quarter of fiscal 2001. The adoption of SAB 101 will not have a material impact on UltraRF's financial statements.

In March 2000, the Financial Accounting Standards Board issued Interpretation No. 44 ("FIN 44") "Accounting for Certain Transactions involving Stock Compensation" and interpretation of APB Opinion No. 25. FIN 44 clarifies the application of Opinion 25 for (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a plan qualifies as a non-compensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000, but certain conclusions cover specific events that occur after either December 15, 1998, or January 12, 2000. The adoption of certain provisions prior to July 1, 2000 did not have a material effect. UltraRF's management does not expect the adoption of the remaining provisions to have a material effect on its financial position or results of operations.

3.  Balance Sheet Components

                                                                     March 31,
                                                                       2000
                                                                  (in thousands)
                                                                  --------------
Accounts receivable, net:
     Accounts receivable on product sales to customers            $       547
     Less:  Allowance for doubtful accounts                              (141)
                                                                  --------------
                                                                  $       406
                                                                  ==============
Inventories:
     Raw materials                                                $     2,893
     Work-in-progress                                                   4,910
     Finished goods                                                       528
                                                                  --------------
                                                                  $     8,331
                                                                  ==============

Property and equipment, net:
     Machinery and equipment                                      $    15,575
     Computer equipment                                                   695
     Leasehold improvements                                             1,155
                                                                  --------------
                                                                       17,425
     Less accumulated depreciation                                    (11,249)
                                                                  --------------
                                                                  $     6,176
                                                                  ==============


Property and equipment cost includes $307,000 of equipment under capital leases at March 31, 2000. Accumulated depreciation of assets under capital leases totaled $139,000 at March 31, 2000

                                                                     March 31,
                                                                       2000
                                                                  (in thousands)
                                                                  --------------
Accrued liabilities:
     Payroll and related expenses                                 $       921
     Other                                                                 79
                                                                  --------------
                                                                  $     1,000
                                                                  ==============


4.  Transactions with Spectrian Corporation

UltraRF's revenue (in thousands) from sales of products to Spectrian was $27,485 in the year ended March 31, 2000.

The financial statements include allocations of $4.3 million of certain Spectrian Corporation shared administrative functions, including procurement, quality, legal, accounting, treasury and other Spectrian corporate and infrastructure costs. The allocation was based on UltraRF's revenue as a percentage of Spectrian's revenue and the allocated costs are included in the table below. Management believes that such allocation methodology is reasonable. The expenses allocated are not necessarily indicative of the expenses that would have been incurred if UltraRF had been a separate, independent entity and had otherwise managed these functions.

There were no significant differences between the costs attributed to the Company on a stand alone basis as opposed to as a division of Spectrian, except for additional costs relating to sales and marketing activities. Prior to December 1999, UltraRF received sales and marketing support from Spectrian Corporation and these costs were included as part of the allocations in shared administrative functions. UltraRF introduced its own sales and marketing activities in December 1999 to assist the division in supporting its external customer base. The costs associated with these activities was approximately $640,000 for the period from December 1999 to March 2000.

UltraRF  would  also  possibly  incur  other  costs  in  establishing   its  own
administrative departments and corporate management teams. Allocated costs included in the statement of operations is as follows:

                                                                    Year Ended
                                                                     March 31,
                                                                       2000
                                                                  (in thousands)
                                                                  --------------

Cost of revenues                                                  $      1,782
Research and development                                                   218
Selling, general and administrative                                      2,252
                                                                  --------------
                                                                  $      4,252
                                                                  ==============

At year end, net interdivisional balances are cleared through the "stockholder's net investment" account. UltraRF borrows exclusively from Spectrian Corporation. In the year ended March 31, 2000, UltraRF reduced its interdivisional balance with Spectrian Corporation by $1.1 million. No interest is received or charged on debit or credit balances, which exist during the year. Had the division been a stand alone entity, UltraRF may not have been able to obtain needed debt at favorable rates or at rates available to Spectrian.

Had UltraRF not been a division of Spectrian and been able to predict demand and sell products at guaranteed prices, or transfer cost, the division could have seen significant competition from third parties resulting in reduced demand, price pressures and an inability to sell finished products at the current volumes.

5.  Income Taxes

The provision for income taxes consists of the following:

                                                                    Year Ended
                                                                     March 31,
                                                                       2000
                                                                  (in thousands)
                                                                  --------------
Current:
U.S. Federal                                                      $     1,312
State and local                                                           286
                                                                  --------------
                                                                        1,598
                                                                  --------------
Deferred:
U.S. Federal                                                               21
State and local                                                            54
                                                                  --------------
                                                                           75
                                                                  --------------
Total Provision                                                   $     1,673
                                                                  ==============

All of UltraRF's income is taxable in the United States of America.

Income tax expense for the year ended March 31, 2000 differs from the amount computed by applying the federal income tax rate of 34% to pretax income from operations as a result of the following:

                                                                   Year Ended
                                                                    March 31,
                                                                      2000
                                                                   ----------

Tax at Federal statutory rate                                        34.00%
State, net of Federal benefit                                         5.34%
Meals and entertainment                                               0.02%
Research credit carryforwards                                        (2.61)%
                                                                   ----------
                                                                     36.75%
                                                                   ==========

Significant components of the division's deferred tax assets and liabilities are as follows:

                                                                     March 31,
                                                                       2000
                                                                  (in thousands)
                                                                  --------------
Deferred tax assets:
    Accruals and reserves                                         $      523
                                                                  --------------
                                                                         523
                                                                  --------------
Deferred tax liabilities:
    Property and equipment depreciation differences                      (39)
                                                                  --------------
Net deferred tax assets                                           $      484
                                                                  ==============

The UltraRF tax provision has been computed on a stand alone basis. UltraRF files its tax return as part of a consolidated group and as such the division has booked an interdivisional payable/receivable for their ratable share of the combined tax liability (refund), which account is cleared annually as a component of net change in stockholder's investment.

6.  Commitments

Leases
On behalf of UltraRF, Spectrian leases office space and equipment under noncancelable operating and capital leases with various expiration dates through November 2011. Rent expense for the year ended March 31, 2000 was $694,000. UltraRF recognizes rent expense on a straight-line basis over the lease period and has accrued for rent expense incurred but not paid.

Future minimum lease payments under noncancelable operating and capital leases entered into by Spectrian on behalf of UltraRF are as follows (in thousands):

Year Ended                                         Capital       Operating
March 31,                                          Leases          Leases
                                                   -------       ---------
  2001                                             $  76         $   715
  2002                                                76             715
  2003                                                32             715
  2004                                                --             715
  2005                                                --             715
  Thereafter                                          --           4,746
                                                   -------       ---------
Total minimum lease payments                       $  84         $ 8,321
                                                                 =========
Less:  Amount representing interest                  (20)
                                                   -------
Present value of capital lease obligations           164
Less:  Current portion                               (63)
                                                   -------
Long-term portion of capital lease obligations     $ 101
                                                   =======

These leases and the related terms were negotiated by Spectrian. They may not be representative of the terms and amounts UltraRF could obtain as a stand alone company.

7. Employee Stock Purchase Plan

In June 1998, Spectrian Corporation's stockholders approved the 1998 Employee Stock Purchase Plan (the "Plan") which permitted eligible employees to contribute up to 15% of their base compensation to purchase Spectrian Common Stock through payroll deductions. The Plan consisted of consecutive and overlapping 12-month offering periods, each divided into two 6-month purchase periods. The purchase price of the shares in the Plan is 85% of the lower of the fair market value of the Common Stock at the beginning of the offering period or the end of each purchase period. Spectrian reserved a total of 250,000 shares of Common Stock for issuance under this plan. The Purchase Plan has a feature whereby the number of shares reserved under the Plan are increased automatically on an annual basis by the lesser of 300,000 shares or 2% of outstanding shares of Common Stock. There were 199,538 shares of Common Stock available to all Spectrian employees for issuance under the Plan as of March 31, 2000.

During the fiscal year ended March 31, 2000 shares totaling 51,913 were acquired by employees of UltraRF under the Plan at an average per share price of $9.17.

Under SFAS No. 123, "Accounting for Stock-Based Compensation," pro forma compensation cost is calculated for the fair market value of the employees' purchase rights. The fair value of each stock purchase right granted under the Purchase Plan is estimated using the Black-Scholes Option Pricing Model with the following weighted average assumptions:

                                                                   Fiscal Year
                                                                       2000
                                                                   -----------
Risk-free interest rate                                                5.0%
Expected term of options                                            5.3 years
Expected volatility                                                   86.2%
Expected dividend yield                                                0.0%

The per share weighted average fair market value of those purchase rights granted in fiscal 2000, was $6.08 per share.

8.  Stock Option Plans

Spectrian has two stock option plans (the "Plans") from which it has issued options to UltraRF employees: the 1992 Stock Plan (the "1992 Plan") and the 1998 Nonstatutory Stock Option Plan (the "1998 Plan"). Pursuant to the terms of the plans, Spectrian's Board of Directors may grant stock options to selected employees, directors, officers and consultants of Spectrian including employees of UltraRF. Stock options are generally granted with an exercise price equal to the fair market value of Spectrian's stock at the date of grant.

Under the 1992 Plan, the Company's Board of Directors has the authority to determine to whom options will be granted, the number of shares under option, the option term and the exercise price. The options generally have 10-year terms and vest 25% after one year from the grant date with the remaining options vesting pro rata over the following 36 months. The term of any options issued under the Plan may not exceed ten years from the date of grant.

Under the 1998 Plan, the Company's Board of Directors has the authority to determine to whom options will be granted, the number of shares under option, the option term and the exercise price. The options generally have 10-year terms and vest 25% after one year from the grant date with the remaining options vesting pro rata over the following 36 months.

Outside of the Plans in fiscal 2000, one employee of UltraRF was granted 50,000 options at an exercise price of $11.38, which are subject to the same vesting schedule as that of the 1992 Plan.

The following table summarizes option activity by UltraRF employees under Spectrian's various plans:

                                                                   2000
                                                           Shares        Price
                                                           -------       -------
Options outstanding at April 1                             338,921       $19.78
    Options granted                                        419,850        16.81
    Options exercised                                      (68,633)        9.89
    Options canceled                                       (54,947)       14.06
                                                           -------
Outstanding at March 31                                    635,191        19.38
                                                           -------
Options exercisable at March 31                            161,025       $18.51
                                                           -------


                                                         Options Currently
                                                            Exercisable
     Options Outstanding at March 31, 2000               At March 31, 2000
------------------------------------------------       -------------------------
                           Weighted
                            Average     Weighted                       Weighted
                           Remaining    Average                        Average
Exercise        Number    Contractual   Exercise         Number        Exercise
 Price       Outstanding  Life (Years)   Price         Outstanding      Price
--------     -----------  ------------  ---------      -----------     ---------
$0-$6.59        20,307        7.65      $  6.23           20,307       $  6.23
6.59-9.89       44,320        6.50         9.29           34,316          9.23
9.89-14.83     379,342        8.95        10.66           57,147         13.95
14.83-22.24     77,322        9.04        17.60           20,079         16.50
22.24-33.36     48,500        9.80        21.98              -              -
33.36-50.04     55,200        8.17        38.78           22,801         41.46
50.04-75.06     10,200        7.50        48.03            6,375         45.36
             -----------                               -----------
               635,191                                   161,025
             -----------                               -----------

Fair value disclosures
Had compensation cost for UltraRF's stock-based compensation plan been determined based on the fair value at the grant dates for the awards under a method prescribed by SFAS No. 123, UltraRF's net income would have been as indicated in the pro forma amounts indicated below (in thousands):

                                                                     Year Ended
                                                                      March 31,
                                                                        2000
Net income:                                                          ----------
   As reported                                                       $   2,881
                                                                     ----------
   Pro forma                                                         $     655
                                                                     ----------

UltraRF calculated the fair value of each option grant on the date of grant using the Black-Scholes pricing method with the following assumptions: dividend yield at 0%; weighted average expected option term of 5.3 years, expected volatility of 82.6% and risk free interest rate of 5.8%. The weighted average fair value of options granted during 2000 was $13.67.

Stock-based compensation
Stock-based compensation expense related to stock options granted to non-employees is recognized as earned. At each reporting date, UltraRF re-values the stock-based compensation related to unvested non-employee options using the Black-Scholes option pricing model. As a result, the stock-based compensation expense will fluctuate as the fair market value of Spectrian's common stock fluctuates. In connection with the grant of stock options to consultants, UltraRF recorded stock-based compensation expense of $131,000 for the year ended March 31, 2000. As of March 31, 2000, UltraRF expects to amortize stock-based compensation expense of $98,000 in fiscal 2001, $55,000 in fiscal 2002, assuming no change in the underlying value of the Company's common stock.

9.  Employee Benefit Plans

The employees of UltraRF are part of the Spectrian Corporation 401(k) savings plan (the "Benefit Plan") to provide retirement and incidental benefits for eligible employees. The Benefit Plan provides for employer contributions as determined by Spectrian Corporation's Board of Directors, which may not exceed 20% of the annual aggregate salaries of those employees eligible for participation. Employer contributions relating to UltraRF, under this plan amounted to $29,000 for the year ended March 31, 2000.

10.  Segment Information

UltraRF's business operations comprise of one reportable segment as determined primarily by management's views on UltraRF's operations. UltraRF's revenue is derived 100% from customers based in the U.S. and all long-lived assets are situated within the United States of America.

11.  Subsequent Event

On December 29, 2000, Spectrian Corporation completed the sale of substantially all of the assets and liabilities comprising Spectrian Corporation's semiconductor division, UltraRF, pursuant to the Asset Purchase Agreement dated as of November 20, 2000 (the "Asset Purchase Agreement") among Cree, Inc. ("Cree"), Zoltar Acquisition, Inc. ("Zoltar") and Spectrian Corporation for 2,656,917 shares of Cree common stock valued at $35.53 per share at the date of sale. Of the total consideration received, 191,094 shares of Cree common stock valued at $6,790,000 were placed in escrow to secure Spectrian Corporation's representations, warranties and covenants under the Asset Purchase Agreement for a period of up to 12 months.

As part of the definitive agreement, Spectrian and Cree entered into a two-year supply agreement under which Spectrian is obligated to purchase from Cree an aggregate of $58 million in semiconductors. In the event Spectrian fails to make these purchases, it is obligated to pay Cree the amount of the shortfall. In addition, Spectrian and Cree entered into a one-year joint development agreement to develop advanced technologies related to laterally diffused metal oxide semiconductors ("LDMOS"), linear high gain LDMOS driver modules, high efficiency LDMOS power modules and SiC MESFET components, under which Spectrian will pay Cree a development fee of $2.4 million in four quarterly installments of $600,000 beginning in April 2001. Spectrian Corporation also subleased one of the facilities in Sunnyvale, California, to Cree for a term of 11 years (with three options to extend the lease an additional five years) with similar terms as the lease agreement between Spectrian Corporation and its landlord.

Under the terms of the definitive agreement, UltraRF employees were transferred to Cree Inc., at which time their stock options ceased to accrue benefits.

Under the terms of the stock options plans, any stock options exercisable at the date of termination can be acquired up to a period of 90 days after termination.

Interim Financial Statements

UltraRF (a division of Spectrian Corporation)
Balance Sheets as of October 1, 2000 and March 31, 2000
(In thousands)
(Unaudited)

                                                      October 1,      March 31,
                                                         2000           2000
                                                      ----------      ---------
Assets
Current assets:
  Accounts receivable, net                            $    277        $    406
  Inventories                                            6,363           8,331
  Prepaid expenses and other current assets                233             192
                                                      ----------      ---------
     Total current assets                                6,873           8,929
                                                      ----------      ---------
Property and equipment, net                              6,967           6,176
Deferred tax assets                                        484             484
                                                      ----------      ---------
     Total assets                                     $ 14,324        $ 15,589
                                                      ==========      =========

Liabilities and Stockholder's Net Investment
Current Liabilities:
  Accounts payable                                    $  1,342        $  1,673
  Accrued liabilities                                    1,134           1,000
  Capital lease obligations, current                        60              63
                                                      ----------      ---------
      Total current liabilities                          2,536           2,736

Capital lease obligations, long-term                        73             101
                                                      ----------      ---------
      Total liabilities                                  2,609           2,837
                                                      ----------      ---------

Stockholder's net investment                            11,715          12,752
                                                      ----------      ---------

      Total liabilities and stockholder's             $ 14,324        $ 15,589
      net investment                                  ==========      =========











                 The accompanying notes are an integral part of
                          these financial statements.

UltraRF (a division of Spectrian Corporation)
Statements of Operations
For the Six Months Ended October 1, 2000 and September 26, 1999
(In thousands)
(Unaudited)

                                                          Six Months Ended
                                                    ----------------------------
                                                     October 1,    September 26,
                                                        2000           1999
                                                    ------------   -------------
Revenues:
  Product sales                                     $      652      $      24
  Product sales to Spectrian Corporation                14,627         10,935
                                                    ------------   -------------
         Total revenues                                 15,279         10,959
                                                    ------------   -------------

Costs and expenses:
    Cost of product sales                               10,978          7,038
    Research and development                             2,306          2,134
    Selling, general and administrative                  3,141          1,627
                                                    ------------   -------------
         Total costs and operating expenses             16,425         10,799
                                                    ------------   -------------

Operating income (loss)                                 (1,146)           160

Interest expense                                             9             12
                                                    ------------   -------------
Income (loss) before income taxes                       (1,155)           148

Provision for (benefit from) income taxes                 (424)            62
                                                    ------------   -------------

Net income (loss)                                   $     (731)    $       86
                                                    ============   =============














                 The accompanying notes are an integral part of
                          these financial statements.

UltraRF (a division of Spectrian Corporation)
Statements of Cash Flows
For the Six Months Ended October 1, 2000 and September 26, 1999
(In thousands)
(Unaudited)

                                                          Six Months Ended
                                                    ----------------------------
                                                     October 1,    September 26,
                                                        2000           1999
                                                    ------------   -------------

Cash flows from operating activities:
Net income (loss)                                   $     (731)     $      86
Adjustments to reconcile net income (loss)
  to net cash provided by operating activities:
    Loss on disposal of property and equipment             157             -
    Depreciation                                         1,545          1,668
    Changes in current assets and liabilities:
       Accounts Receivable                                 129            196
       Inventories                                       1,968         (1,288)
       Prepaid expenses                                    (41)             1
       Accounts payable                                   (331)           134
       Accrued liabilities                                 134             -
                                                    ------------   -------------
         Net cash provided by operating activities       2,830            797
                                                    ------------   -------------

Cash flows from investing activities:
    Purchases of property and equipment                 (2,493)          (286)
                                                    ------------   -------------
         Net cash used in investing activities          (2,493)          (286)
                                                    ------------   -------------

Cash flows from financing activities:
    Principal payments on capital lease obligations        (31)           (28)
    Net reduction in stockholder's net investment         (306)          (483)
                                                    ------------   -------------
         Net cash used in financing activities            (337)          (511)
                                                    ------------   -------------

Net increase in cash and cash equivalents                   -              -

Cash and cash equivalents at beginning of period            -              -
                                                    ------------   -------------
Cash and cash equivalents at end of period          $       -      $       -
                                                    ============   =============






                 The accompanying notes are an integral part of
                          these financial statements.

Notes to Interim Financial Statements

1.  Basis of Presentation

The accompanying unaudited financial statements of UltraRF, a division of Spectrian Corporation (the "Division") have been prepared in conformity with accounting principles generally accepted in the United States of America. However, certain information or footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the statements include all adjustments (which are of a normal and recurring nature) necessary for the fair presentation of the financial information set forth therein. The interim financial statements should be read in conjunction with the financial statements of UltraRF for the year ended March 31, 2000. The interim results presented herein are not necessarily indicative of the results of operations that may be expected for the full fiscal year or any other future period.

UltraRF was allocated $2.5 million of overhead costs related to Spectrian Corporation's shared administrative functions in the six months ended October 1, 2000. The allocation was based on UltraRF's revenue as a percentage of Spectrian's revenue. Management believes that such allocation methodology is reasonable.

2.  Balance Sheet Components

                                                          October 1,   March 31,
                                                             2000        2000
                                                          ----------   ---------
                                                               (in thousands)

Accounts receivable, net:
  Accounts receivable on product sales to customers       $    418     $   547
  Less:  Allowance for doubtful accounts                      (141)       (141)
                                                          ----------   ---------
                                                          $    277     $   406
                                                          ==========   =========

Inventories:
  Raw materials                                           $  2,358     $ 2,893
  Work-in-progress                                           3,745       4,910
  Finished goods                                               260         528
                                                          ----------   ---------
                                                          $  6,363     $ 8,331
                                                          ==========   =========

                                                          October 1,   March 31,
                                                             2000        2000
                                                          ----------   ---------
                                                               (in thousands)

Property and equipment, net:
  Machinery and equipment                                 $ 17,260     $15,575
  Computer equipment                                           587         695
  Leasehold improvements                                     1,155       1,155
                                                          ----------   ---------
                                                            19,002      17,425
  Less accumulated depreciation                            (12,035)    (11,249)
                                                          ----------   ---------
                                                          $  6,967     $ 6,176
                                                          ==========   =========

Accrued liabilities:
  Payroll and related expenses                            $  1,119     $   921
  Other accrued liabilities                                     15          79
                                                          ----------   ---------
                                                          $  1,134     $ 1,000
                                                          ==========   =========


3.  Recent Accounting Pronouncements

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for derivative instruments and for hedging activities and requires recognition of all derivatives as assets or liabilities and measurements of those instruments at fair value. In June 1999, the Financial Accounting Standards Board issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133," which deferred the required date of adoption of SFAS No. 133 for one year, to fiscal years beginning after June 15, 2000. In June 2000, the FASB issued Statement of Financial Accounting Standards No. 138, an amendment to SFAS 133, which addresses a limited number of issues causing implementation difficulties for numerous entities that apply SFAS 133. UltraRF will adopt this statement in its first quarter of fiscal 2002, the adoption of SFAS 133 will not have a material impact on UltraRF's operations or financial position.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements" ("SAB 101") as amended by SAB 101A and 101B. SAB 101 summarizes certain of the staff's views in applying generally accepted accounting principles to revenue recognition in financial statements. Adoption of SAB 101 is required by the fourth quarter of fiscal 2001. The adoption of SAB 101 will not have material impact on UltraRF's financial statements.

4.  Subsequent Event

Sale of UltraRF
On December 29, 2000, Spectrian Corporation completed the sale of substantially all of the assets and liabilities comprising Spectrian Corporation's semiconductor division, UltraRF, pursuant to the Asset Purchase Agreement dated as of November 20, 2000 (the "Asset Purchase Agreement") among Cree, Inc. ("Cree"), Zoltar Acquisition, Inc. ("Zoltar") and Spectrian Corporation for

2,656,917 shares of Cree common stock valued at $35.53 per share at the date of sale. Of the total consideration received, 191,094 shares of Cree common stock valued at $6,790,000 were placed in escrow to secure Spectrian Corporation's representations, warranties and covenants under the Asset Purchase Agreement for a period of up to 12 months.

As part of the definitive agreement, Spectrian and Cree entered into a two-year supply agreement under which Spectrian is obligated to purchase from Cree an aggregate of $58 million of semiconductors. In the event Spectrian fails to make these purchases it is obligated to pay Cree the amount of the shortfall. In addition, Spectrian and Cree entered into a one-year joint development agreement to develop advanced technologies related to laterally diffused metal oxide semiconductors ("LDMOS"), linear high gain LDMOS driver modules, high efficiency LDMOS power modules and SiC MESFET components, under which Spectrian will pay to Cree a development fee of $2.4 million in four quarterly installments of $600,000 beginning in April 2001. Spectrian Corporation also subleased one of the facilities in Sunnyvale, California, to Cree for a term of 11 years (with three options to extend the lease an additional five years) with similar terms as the lease agreement between Spectrian Corporation and its landlord.

Under the terms of the definitive agreement, UltraRF employees were transferred to Cree Inc., at which time their stock options ceased to accrue benefits.

Under the terms of the stock options plans, any stock options exercisable at the date of termination can be acquired up to a period of 90 days after termination.

(b) Combined Condensed Financial Information (Unaudited)

On December 29, 2000, Cree, Inc. (the "Company") completed its previously announced acquisition of the UltraRF division (the "Business") of Spectrian Corporation (Nasdaq: SPCT) of Sunnyvale, California, through the purchase of the assets of the Business by Zoltar Acquisition, Inc., Cree's wholly-owned subsidiary. The subsidiary was renamed UltraRF, Inc. following the completion of the acquisition.

The following unaudited pro forma combined condensed financial statements of Cree, Inc. and subsidiaries (collectively, "Cree") give effect to the acquisition of UltraRF (a division of Spectrian Corporation) using the purchase method of accounting. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. The estimated fair values of the assets and liabilities of UltraRF have been combined with the recorded values of the assets and liabilities of Cree in the unaudited pro forma combined condensed financial statements. The unaudited pro forma combined condensed balance sheet gives effect to the purchase as if it had occurred on December 24, 2000. The unaudited pro forma combined condensed statement of operations for the year ended June 25, 2000 and six months ended December 24, 2000 give effect to the acquisition as if it had occurred June 28, 1999.

The unaudited pro forma combined condensed financial statements are presented for illustrative purposes only. They do not purport to represent the financial position or results of operations as of any future date or for any future period. The unaudited pro forma combined condensed financial statements and related notes should be read in conjunction with the historical financial statements of Cree included in its Annual Report on Form 10-K for the year ended June 25, 2000 and its Quarterly Reports on Form 10-Q for the quarters ended September 24, 2000 and December 24, 2000 (unaudited), as well as the historical financial statements of UltraRF and related notes included in this report.

The unaudited pro forma adjustments have been applied to the financial information derived from the financial statements of Cree and UltraRF to account for the acquisition as a purchase. Accordingly, the assets acquired and liabilities assumed are reflected at their estimated fair values.

The unaudited pro forma financial information has been prepared based on the assumptions described in the related notes and includes assumptions relating to the allocation of the consideration paid for the assets and liabilities of UltraRF based on the estimates of their fair values. In the opinion of management of Cree, all adjustments necessary to present fairly such unaudited pro forma financial information have been made, based on the terms and structure of the acquisition.

                                            Cree, Inc.
                                 Combined Condensed Balance Sheet
                                     As of December 24, 2000
                                          (in thousands)

                                                   Historical          Pro forma      Pro forma
                                                Cree     UltraRF (1)  Adjustments     Balances
                                              --------   -------      ----------      --------
ASSETS
Current Assets:
Cash and cash equivalent                      $ 59,496   $    -       $  (1,900) (a)  $ 57,596
Short-term investments held to maturity        190,392        -              -         190,392
Marketable securities                            7,832        -              -           7,832
Accounts receivable, net                        22,708       248          1,141  (b)
                                                                           (248) (c)    23,849
Interest receivable                              4,393        -              -           4,393
Inventories                                     13,335     5,752         (1,546) (d)
                                                                           (576) (d)    16,965
Deferred income tax                                139        -              -             139
Prepaid expenses and other current assets        1,541       232             -           1,773
                                              --------   --------     ----------      --------
    Total current assets                       299,836     6,232         (3,129)       302,939

Property and equipment, net                    185,393     6,656           (877) (e)   191,172
Deferred income taxes                           10,624       372           (372) (f)    10,624
Patent and license rights, net                   2,618        -             -           2,618
Other assets                                    26,821        -          87,990  (g)   114,811
                                              --------   --------     ----------      --------
    Total assets                              $525,292   $13,260      $  83,612       $622,164
                                              ========   ========     ==========      ========

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities
Accounts payable, trade                       $ 18,119   $   868           (248) (c)  $ 18,739
Accrued salaries and wages                       1,775        75            (75) (c)     1,775
Deferred income tax                             10,174        -              -          10,174
Other accrued expenses                           5,950        10             -           5,960
Capital lease obligations, current                  -         68             66  (h)       134
                                              --------   --------     ----------      --------
    Total current liabilities                   36,018     1,021           (257)        36,782

Long term liability                                437        -              -             437
Capital lease obligation, long-term                 -         49            (49) (h)        -
Total shareholders' equity                     488,837    12,190        (12,190) (i)
                                                                        113,508  (a)
                                                                        (17,400) (j)   584,945
                                              --------   --------     ----------      --------
Total liabilities and shareholders' equity    $525,292   $13,260      $  83,612       $622,164
                                              ========   ========     ==========      ========


(1) UltraRF's balance sheet is as of December 29, 2000.

                                             Cree, Inc.
                               Combined Condensed Statement of Operations
                               For the Twelve Months ended June 25, 2000
                                           (in thousands)
                                                   Historical          Pro forma      Pro forma
                                                Cree     UltraRF (2)  Adjustments     Balances
                                              --------   -------      ----------      --------
Total revenue                                 $108,562   $28,365      $     -         $136,927

Total cost of revenue                           52,362    15,848          (176) (k)     68,034
                                              --------   -------      ----------      --------
Gross Profit                                    56,200    12,517           176          68,893

Research and development                         7,054     4,491            -           11,545
Sales, general and administrative               11,091     3,454            -           14,545
Other expense                                    1,305       -             848  (l)      2,153
                                              --------   -------      ----------      --------
Income from operations                          36,750     4,572          (672)         40,650

Other non-operating income (expense)               656       -          (8,169) (l)     (7,513)
Interest income, net                             9,400       (18)           -            9,382
                                              --------   -------      ----------      --------
Income before income taxes                      46,806     4,554        (8,841)         42,519

Income tax provision                            16,286     1,673        (3,006) (m)     14,953
                                              --------   -------      ----------      --------

Net income                                    $ 30,520   $ 2,881      $ (5,835)       $ 27,566
                                              ========   =======      ==========      ========

Earnings per share:
Basic                                         $  0.46                                 $  0.40
                                              ========                                ========
Diluted                                       $  0.43                                 $  0.38
                                              ========                                ========

Shares used in per share calculation:

Basic                                           65,930                   2,657  (n)     68,587
Diluted                                         70,434                   2,657  (n)     73,091


(2)  UltraRF's income statement is for the twelve months ended March 31, 2000.

                                            Cree, Inc.
                            Combined Condensed Statement of Operations
                            For the Six Months ended December 24, 2000
                                          (in thousands)
                                                   Historical          Pro forma      Pro forma
                                                Cree     UltraRF (3)  Adjustments     Balances
                                              --------   -------      ----------      --------
Total revenue                                 $79,136    $17,130      $    -          $ 96,266

Total cost of revenue                          36,496     12,010          (88) (k)      48,418
                                              --------   -------      ----------      --------
Gross Profit                                   42,640      5,120           88           47,848

Research and development                        4,396      2,408           -             6,804
Sales, general and administrative               6,967      2,895           -             9,862
Other (income) expenses                            62        -            424  (l)         486
                                              --------   -------      ----------      --------
Income from operations                         31,215       (183)        (336)          30,696

Other non-operating income (loss)                 (99)       -         (4,085) (l)      (4,184)
Interest income, net                            9,105        -             -             9,105
                                              --------   -------      ----------      --------
Income before income taxes                     40,221       (183)      (4,421)          35,617

Income tax provision                           13,706        -         (1,503) (m)      12,203
                                              --------   --------     ----------      --------
Net income                                    $26,515    $  (183)     $(2,918)        $ 23,414
                                              ========   ========     ==========      ========

Earnings per share:
Basic                                         $  0.37                                 $  0.32
                                              ========                                ========
Fully diluted                                 $  0.35                                 $  0.30
                                              ========                                ========

Shares used in per share calculation:
Basic                                          71,154                   2,657  (n)      73,811
Diluted                                        75,230                   2,657  (n)      77,887


(3)  UltraRF's income statement is for the six months ended December 29, 2000.

NOTES TO COMBINED CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION

The unaudited pro forma combined condensed balance sheet gives effect to the purchase as if it had occurred on December 24, 2000. The unaudited pro forma combined condensed statement of operations for the year ended June 25, 2000 and six months ended December 24, 2000 give effect to the acquisition as if it had occurred June 28, 1999.

The total consideration paid for UltraRF including expenses incurred in connection with the acquisition was 2,657,000 shares of Cree, Inc. stock valued at $115,408,000.

NOTE 2 - PRO FORMA ADJUSTMENTS

Estimates of fair values of the assets and liabilities of UltraRF have been combined with the historial financial statements of Cree in the unaudited pro forma combined financial statements. Pro forma adjustments for the combined statements of income and the combined balance sheet include the following:

(a) Reflects transaction consideration consisting of the following:

         Estimated transaction expenses     $  1,900,000
             Stock                           113,508,000
                                            ------------
             Total Consideration            $115,408,000


(b) Reflects accounts receivable due from Spectrian Corporation to Cree due to a change in the net assets of UltraRF between October 1, 2000 and December 29, 2000.

(c) To adjust for UltraRF balances not acquired by Cree, in accordance with the purchase agreement.

(d)  Reflects inventory adjustments which consist of the following:

     Adjustment of inventory to conform to Cree policy    $ 1,546,000
     Inventory not transferred to Cree from Spectrian         576,000
                                                          -----------
     Total inventory adjustment                           $ 2,122,000


(e) To conform the fixed assets acquired from UltraRF to the accounting policies of Cree.

(f) To remove deferred tax benefits for UltraRF transactions that will be realized by Spectrian Corporation.

(g) To record identifiable intangible assets acquired, as well as purchase price in excess of fair value (goodwill) as follows:

     i.   In-place workforce              $     800,000
     ii.  Current technologies                5,500,000
     iii.  Goodwill                          81,690,000
                                          -------------
            Total Intangibles             $  87,990,000

(h) To reclassify the entire capital lease obligation as current to reflect Cree management's intention to settle these obligations in full within one year.

(i)  To eliminate the equity of UltraRF.

(j) To account for the write-off of in-process research and development upon consummation of the acquisition.

(k) To adjust recorded depreciation expense for the conforming of UltraRF's assets to Cree policy.

(l) To record the amortization of the identifiable intangibles and goodwill assuming straight-line amortization over 5 years for in-place workforce, 8 years for current technologies and 10 years for goodwill.

(m)  To record the income tax impact of pro forma adjustments at 34%.

(n) To reflect the common shares issued in connection with the transaction assuming such shares were outstanding for the entire period presented.


NOTE 3 - PRO FORMA INCOME PER SHARE

Basic and diluted pro forma earnings per share are computed using the weighted average number of Cree common shares and common share equivalents outstanding during the period, adjusted for the shares issued in the transaction.


NOTE 4 - CONFORMING AND RECLASSIFICATION ADJUSTMENTS

In connection with the acquisition, the fixed assets of UltraRF were adjusted to conform with the fixed asset accounting policies of Cree. This adjustment, and the adjustment for the depreciation impact, has been reflected in the pro forma financial statements.

In connection with the acquisition, the inventory of UltraRF was adjusted to conform with the inventory accounting policies of Cree. This adjustment has been reflected in the pro forma financial statements.

(c)  Exhibits.

Exhibit Number     Description of Exhibit
--------------     ----------------------

2.01* Asset Purchase Agreement dated November 20, 2000, among Cree, Inc., Spectrian Corporation, and Zoltar Acquisition, Inc. (n/k/a UltraRF, Inc.)

10.01* Sublease Agreement for 160 Gibraltar Court, Sunnyvale, CA dated December 29, 2000, between Spectrian Corporation and Zoltar Acquisition, Inc. (n/k/a UltraRF, Inc.)

23.1               Consent of PricewaterhouseCoopers LLP Independent Accountants

99.01* Press Release regarding UltraRF Asset Purchase, dated January 2, 2001 of Cree, Inc.


*Previously filed

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CREE, INC.


                                        /s/ Cynthia B. Merrell
                                   By:  ---------------------------------------
Dated: March 19, 2001                   Cynthia B. Merrell
                                        Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit Number     Description of Exhibit
--------------     ----------------------

2.01* Asset Purchase Agreement dated November 20, 2000, among Cree, Inc., Spectrian Corporation, and Zoltar Acquisition, Inc. (n/k/a UltraRF, Inc.)

10.01* Sublease Agreement for 160 Gibraltar Court, Sunnyvale, CA dated December 29, 2000, between Spectrian Corporation and Zoltar Acquisition, Inc. (n/k/a UltraRF, Inc.)

23.1               Consent of PricewaterhouseCoopers LLP Independent Accountants

99.01* Press Release regarding UltraRF Asset Purchase, dated January 2, 2001 of Cree, Inc.


*Previously filed